EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of The Savannah Bancorp, Inc.

      We hereby consent to the incorporation by reference in the Registration Statement File on Form S-8 (No.333-69175) of The Savannah Bancorp, Inc. of our report dated January 24, 2003 relating to the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Atlanta, Georgia
March 24, 2002